Exhibit 10.6

SPIRE GLOBAL, INC.

OUTSIDE DIRECTOR COMPENSATION POLICY

Spire Global, Inc. (the “Company”) believes that the granting of equity and cash compensation to members of the Company’s Board of Directors (the “Board,” and members of the Board, “Directors”) represents an effective tool to attract, retain and reward Directors who are not employees of the Company (“Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding cash compensation and grants of equity awards to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Company’s 2021 Equity Incentive Plan, as amended from time to time, or if such plan no longer is in use at the time of the grant of an equity award, the meaning given such term or similar term in the equity plan then in place under which the equity award is granted (the “Plan”). Each Outside Director will be solely responsible for any tax obligations incurred by such Outside Director as a result of the equity awards and cash and other compensation such Outside Director receives under this Policy.

1. Effective Date. This Policy became effective upon the consummation of the transactions contemplated by that certain Business Combination Agreement entered into by and among NavSight Holdings, Inc., NavSight Merger Sub Inc., and the Company, dated February 28, 2021, as may be amended from time to time (such transactions, the “Merger,” such date of consummation of the Merger, the “Closing Date,” and the effective date of this Policy, the “Effective Date”). This Policy subsequently was amended on November 9, 2021 (the “Amendment Date”).

2. Cash Compensation.

2.1 Board Member Annual Cash Retainer. Following the Effective Date, each Outside Director will be paid an annual cash retainer of $30,000 (the “Annual Retainer”). There are no per-meeting attendance fees for attending Board meetings or meetings of any committee of the Board.

2.2 Additional Annual Cash Retainers. Following the Effective Date, each Outside Director who serves as the Chairperson of the Board or Lead Director, or the chair or a member of a committee of the Board, will be eligible to earn additional annual fee of $15,000 (the “Additional Retainer”).

For clarity, each Outside Director who serves as the Chairperson or Lead Director or as a chair or member of one or more committees will receive only one additional annual fee regardless of the number of positions served.

2.3 Payment Timing and Proration. Each annual cash retainer under this Policy will be paid quarterly in arrears on a prorated basis to each Outside Director who has served in the relevant capacity at any time during the immediately preceding fiscal quarter of the Company (“Fiscal Quarter”), and such payment will be made no later than thirty (30) days following the end of such immediately preceding Fiscal Quarter. For clarity, an Outside Director who has served as an Outside Director, as a member of an applicable committee (or chair thereof), or as Chairperson of the Board or Lead Director during only a portion of the relevant Fiscal Quarter will receive a prorated payment of the quarterly installment of the applicable annual cash retainer(s), calculated based on the number of days during such Fiscal Quarter such Outside Director has served in the relevant capacities. For clarity, an Outside Director who has served as an Outside Director, as a member of an applicable committee (or chair thereof), or as Chairperson of the Board or Lead Director from the Effective Date through the end of the Fiscal Quarter containing the Effective Date (the “Initial Period”), as applicable, will receive a prorated payment of the quarterly installment of the applicable annual cash retainer(s), calculated based on the number of days during the Initial Period that such Outside Director has served in the relevant capacities.

3. Equity Compensation in Lieu of Cash. Each Outside Director may elect to receive his or her Annual Retainer and any Additional Retainer (together, the “Cash Retainers”) in the form of payments of Shares (that is, Awards of Restricted Stock under the Plan) in lieu of cash payments of such Cash Retainers (such Awards in lieu of such cash payments, “Retainer Awards,” and such election, a “Retainer Election”), with respect to Board services to be performed in the first Fiscal Year that begins after the calendar year in which the Retainer Election is made. Each Retainer Award will be fully vested as of the date of its grant.

3.1 Retainer Awards. If an Outside Director has elected to convert his or her Cash Retainers into Retainer Awards for a given Fiscal Year, then such Outside Director automatically will be granted a Retainer Award on the first Trading Day immediately following each of the four (4) Fiscal Quarters of such Fiscal Year, provided that such Outside Director remains an Outside Director through the applicable grant date. The number of Shares subject to the Retainer Award to be granted on each such date will be determined by dividing (x) the amount of the Cash Retainer that otherwise would be paid to such Outside Director for Board services provided by such Outside Director during the Fiscal Quarter completed immediately prior to such grant, by (y) the Retainer Stock Price (as defined below) (with the number of Shares subject to the Retainer Award, if any fractional Share results, rounded down to the nearest whole Share). For purposes of this Policy, “Retainer Stock Price” means the closing sales price of a Share on the date of grant of the Retainer Award (or, if no closing sales price was reported on that date, on the last Trading Day such closing sales price was reported) as quoted on the established stock exchange or national market system on which the Shares are listed, as reported in The Wall Street Journal or such other source as the Board (or other Committee (as defined in Section 10), as applicable) deems reliable. Retainer Awards will be granted under and subject to the terms and conditions of the Plan and the applicable form of Award Agreement previously approved by the Board or its Committee (as defined below) for use thereunder.

3.2 Retainer Election. Each Retainer Election must be delivered to the Company’s Stock Administration Department (or other Company designee, as applicable) in the form and manner specified by the Board (or other Committee, as applicable). An Outside Director who fails to make a timely Retainer Election will not receive any Retainer Awards for the Fiscal Year to which such Retainer Election otherwise would have applied, and instead will receive the applicable Cash Retainers payable in accordance with Sections 2.1 and 2.2 above.

3.2.1 Annual Election. In any calendar year beginning with 2021, each individual who otherwise is eligible to receive future Cash Retainers may make a Retainer Election with respect to the Cash Retainers payable to such individual for Board services to be performed in the first Fiscal Year that begins after the calendar year in which the Retainer Election is made (an “Annual Election”). The Annual Election must be delivered to the Company’s Stock Administration Department (or other Company designee, as applicable) before 5:00 pm, Pacific Time, on December 31 of such calendar year or such earlier deadline as required by the applicable Annual Election form (the “Annual Election Deadline”), and such Annual Election will become irrevocable as of the Annual Election Deadline.

4. Equity Compensation. Outside Directors will be eligible to receive all types of Awards (except Incentive Stock Options) under the Plan, including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to Sections 4.2 and 4.3 of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

4.1 No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Section 4 or to determine the number of Shares to be covered by such Awards (except as provided in Sections 4.4.3 and 10 below).

4.2 Initial Awards. Each individual who first becomes an Outside Director following the Effective Date automatically will be granted an award of Restricted Stock Units (an “Initial Award”). The grant date of the Initial Award will be the first Trading Day on or after the date on which such individual first becomes an Outside Director (such first date as an Outside Director, the “Initial Start Date”), whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. The Initial Award will have an aggregate grant date fair value (determined in accordance with U.S. Generally Accepted Accounting Principles) (the “Value”) of $275,000 (with the number of Shares subject to the Initial Award, if any fractional Share results, rounded down to the nearest whole Share). If an individual was an Inside Director, becoming an Outside Director due to termination of the individual’s status as an Employee will not entitle the Outside Director to an Initial Award. Each Initial Award will be scheduled to vest in three (3), equal installments on each of the one (1)-year, two (2)-year and three (3)-year anniversaries of the Initial Award’s date of grant (or on the last day of the month, if there is no corresponding day in such month), subject to the Outside Director remaining a Service Provider through the applicable vesting date.

4.2.1 Election to Receive Nonstatutory Stock Option in Lieu of Restricted Stock Units. Before 5:00 pm, Pacific Time, on the day immediately preceding an individual’s Initial Start Date or such earlier deadline as may be established by the Board, the Committee, or their respective designee, as applicable, in its discretion (the “Initial Election Deadline”), such individual who may be granted an Initial Award may elect to receive such award in the form of a Nonstatutory Stock Option, instead of in the form of Restricted Stock Units, pursuant to Section 4.2 above. Any such election must be delivered to the Company’s Stock Administration Department (or other Company designee, as applicable) in the form and manner specified by the Company’s Stock Administration Department (or other Company designee, as applicable), and will become irrevocable effective as of the Initial Election Deadline. Any Initial Award granted to an Outside Director who has failed to make such election timely with respect to his or her Initial Award (if any) in accordance with the terms of this Section will be granted in the form of Restricted Stock Units.

4.3 Annual Award. On the first Trading Day immediately following each Annual Meeting of the Company’s stockholders (an “Annual Meeting”) that occurs after the Effective Date, each Outside Director who has served as an Outside Director for at least six (6) months through the date of such Annual Meeting automatically will be granted an award of Restricted Stock Units (the “Annual Award”) that will have a Value of $175,000 (with the number of Shares subject to the Annual Award, if any fractional Share results, rounded down to the nearest whole Share). The Annual Award will be scheduled to vest in full on the earlier of (i) the one-year anniversary of the grant date, or (ii) the date of the next Annual Meeting following the grant date, subject to the Outside Director remaining a Service Provider through the applicable vesting date.

4.3.1 Election to Receive Nonstatutory Stock Option in Lieu of Restricted Stock Units. Before the Annual Election Deadline, each individual who otherwise is eligible to receive an Annual Award for the next calendar year may elect to receive the Annual Award to be granted to him or her in the immediately following calendar year in the form of a Nonstatutory Stock Option, instead of in the form of Restricted Stock Units, pursuant to Section 4.3 above (the “Option Annual Election”). Any such Option Annual Election must be delivered to the Company’s Stock Administration Department (or other Company designee, as applicable) in the form and manner specified by the Company’s Stock Administration Department (or other Company designee, as applicable), and will become irrevocable effective as of the Annual Election Deadline. Any Annual Award granted to an Outside Director who has failed to make such Option Annual Election timely in accordance with the terms of this Section will be granted in the form of Restricted Stock Units.

4.3.2 Election of Options for Retainer Election. Any Outside Director who has both an Option Annual Election and a Retainer Election in effect with respect to a given Fiscal Year will receive any Retainer Award granted pursuant to Section 3.1 for such Fiscal Year in the form of a Nonstatutory Stock Option (a “Retainer Option”), instead of in the form of fully vested Restricted Stock. The number of Shares subject to any such Retainer Option will be such number of Shares, based on the Retainer Stock Price, that would result in the Value of the Retainer Option being equal to the amount of the Cash Retainer that otherwise would be paid to such Outside Director for Board services provided by such Outside Director during the Fiscal Quarter completed immediately prior to such grant (with the number of Shares subject to such Retainer Option, if any fractional Share would result, rounded down to the nearest whole Share).

4.4 Additional Terms of Awards.

4.4.1 The per Share exercise price of each Initial Award and Annual Award granted in the form of a Nonstatutory Stock Option and Retainer Option will be equal to one hundred percent (100%) of the Fair Market Value on such Award’s grant date, and the maximum term to expiration of such Award will be ten (10) years, subject to earlier termination as provided in the Plan (or termination of service as provided in the applicable Award Agreement). Any such Initial Award or Annual Award that is a Nonstatutory Stock Option will be scheduled to vest and become exercisable in accordance with the schedule set forth in Section 4.2 or 4.3, respectively, in each case subject to the Outside Director remaining a Service Provider through the applicable vesting date. Any Retainer Option will be fully vested and exercisable upon grant.

4.4.2 Each Initial Award, Annual Award, and Retainer Option will be granted under and subject to the terms and conditions of the Plan and the applicable form of Award Agreement previously approved by the Board or its Committee (as defined below), as applicable, for use thereunder.

4.4.3 The Board or its Committee, as applicable and in its discretion, may change and otherwise revise the terms of Awards to be granted in the future pursuant to this Policy, including without limitation the number of Shares subject thereto and type of Award.

5. Change in Control. In the event of a Change in Control, each Outside Director will fully vest in his or her outstanding Company equity awards that were granted to him or her while an Outside Director, as of immediately prior to the Change in Control, including any Policy Award, provided that the Outside Director continues to be an Outside Director through the date of such Change in Control.

6. Annual Compensation Limit. No Outside Director may be granted, in any Fiscal Year, Awards with values (based on their grant date fair value determined in accordance with U.S. Generally Accepted Accounting Principles), and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in any Fiscal Year, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, or (b) prior to the Closing Date, will be excluded for purposes of this Section 6.

7. Travel Expenses. Each Outside Director’s reasonable, customary and properly documented travel expenses to meetings of the Board and any of its committees, as applicable, will be reimbursed by the Company.

8. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Policy, will adjust the number and class of shares of stock that may be delivered pursuant to Policy Awards and/or the number, class, and price of shares of stock covered by each outstanding Policy Award.

9. Section 409A. In no event will cash compensation or expense reimbursement payments under this Policy be paid after the later of (a) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s taxable year in which the compensation is earned or expenses are incurred, as applicable, or (b) the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A. It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply. In no event will the Company or any of its Parents or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless an Outside Director (or any other person) for any taxes imposed, or other costs incurred, as a result of Section 409A.

10. Revisions. The Board or any committee of the Board that has been designated appropriate authority with respect to Outside Director compensation (or with respect to any applicable element or elements thereof, authority with respect to such element or elements) (the “Committee”) may amend, alter, suspend or terminate this Policy at any time and for any reason. Further, the Board may provide for cash, equity, or other compensation to Outside Directors in addition to the compensation provided under this Policy. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of an Outside Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the Outside Director and the Company. Termination of this Policy will not affect the Board’s or the Committee’s ability to exercise the powers granted to it with respect to Awards granted under the Plan pursuant to this Policy before the date of such termination, including without limitation such applicable powers set forth in the Plan.

*        *        *

SPIRE GLOBAL, INC.

OUTSIDE DIRECTOR COMPENSATION POLICY

INITIAL AWARD ELECTION FORM

Please complete and return this Initial Award Election Form (the “Election Form”), as described below, before 5:00 pm, Pacific Time, on the date immediately prior to the date you first become an Outside Director (as defined in Exhibit A) of Spire Global, Inc. (the “Company,” and such deadline, the “Election Deadline”), to:

Stock Administration Department

Spire Global, Inc.

8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia

stockadmin@spire.com

Terms not otherwise defined herein will have the meaning set forth in Exhibit A to this Election Form.

I understand that my Election Form will become irrevocable as of the Election Deadline.

I.	Personal Information

(Please print)

Participant Name: ____________________________ (the “Participant”)

II.	Election Regarding Form Of Initial Award

(You should complete this Section II only if you wish to have your initial Company equity award under the Company’s Outside Director Compensation Policy (the “Policy”) granted to you in the form of stock options instead of restricted stock units.)

I elect to receive any automatic, initial Company equity award that may be granted to me upon my first becoming an Outside Director (the “Initial Award”) in accordance with the Policy as follows:

☐

100% Stock Options – Any Initial Award will be granted to you solely in the form of a nonstatutory stock option to purchase that number of shares of Company Class A common stock as set forth in the Policy at the time of the Initial Award’s grant.

NOTE: If you do not make the above election as to the form of your Initial Award, your Initial Award (if any) will be granted in the form of 100% Restricted Stock Units.

IV.	Participant Acknowledgements and Signature

A.	I agree to all of the terms and conditions of this Election Form.

B.	I acknowledge that I have received and read a copy of the Policy, the Plan, and the Plan’s prospectus, and that I am familiar with the terms and provisions of the Policy and the Plan.

C.

I agree to the right of the Administrator to amend or terminate this election at any time and for any reason, with or without notice; provided that such termination or amendment is performed in compliance with Section 409A (as determined by Company legal counsel in its sole and absolute discretion).

D.

I agree and understand that the Company does not guarantee in any way whatsoever the tax treatment of any payments made under the Policy or this Election Form. I will be responsible for all taxes and any other costs owed with respect to any payments made and any income or gain recognized with respect to my Initial Award.

E.	I understand, acknowledge and agree that the Administrator has the discretion to make all determinations and decisions regarding any elections set forth on this Election Form.

F.

I understand that this Election Form and any elections made hereunder are intended to comply with the requirements of Section 409A so that the Initial Award will not be subject to the tax acceleration and additional penalty taxes imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. If applicable, I understand that I am solely responsible for any accelerated income taxes and additional taxes, tax penalties and interest imposed by, or other costs incurred as a result of, Section 409A.

G.

I also understand that this Election Form and the elections made hereunder in all respects will be subject to the terms and conditions of the Policy and the Plan, as applicable. Should any inconsistency exist between this Election Form, the Policy, the Plan, the Award Agreement under which any Initial Award was granted, and/or any applicable law, then the provisions of either the applicable law (including, but not limited to, Section 409A) or the Plan will control, with the Plan subordinated to the applicable law, and the Award Agreement and the Policy subordinated to this Election Form.

By signing this Election Form, I authorize the implementation of the above election. I understand that any election is irrevocable as of the Election Deadline and may not be changed in the future, except in accordance with the requirements of Section 409A and the procedures set forth in the Policy or as specified by the Administrator.

Signed: __________________________	Date: _________________, _______
Participant

Agreed to and accepted:

SPIRE GLOBAL, INC.

By: ______________________________	Date: _________________, _______

IMPORTANT DEADLINE: Please remember that if you wish to make any election set forth in this Election Form, then the properly completed Election Form must be signed by you and returned before the Election Deadline to the Stock Administration Department, Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia, or stockadmin@spire.com. The Election Deadline is 5:00 pm, Pacific Time, on the date immediately before the date you first become an Outside Director.

EXHIBIT A

DEFINITIONS

“Administrator” means the Board or the Compensation Committee of the Board, as applicable.

“Award Agreement” means that written agreement between the Participant and the Company evidencing an award of Retainer Shares.

“Board” means the Board of Directors of the Company, as from time to time constituted.

“Change in Control” has the meaning ascribed to such term under the Plan.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section, any valid regulation or other Treasury Department or Internal Revenue Service guidance promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

“Outside Director” has the meaning ascribed to such term under the Plan.

“Plan” means the Company’s 2021 Equity Incentive Plan, as may be amended from time to time.

“Section 409A” means Section 409A of the Code.

SPIRE GLOBAL, INC.

OUTSIDE DIRECTOR COMPENSATION POLICY

RETAINER AND ANNUAL AWARDS ELECTION FORM

FOR FISCAL YEAR [        ]

Please complete and return this Retainer and Annual Awards Election Form (the “Election Form”) for the [        ] Fiscal Year (the “Elected Fiscal Year”) of Spire Global, Inc. (the “Company”), as described below, before 5:00 pm, Pacific Time, on [                    ] (the “Election Deadline”), to:

Stock Administration Department

Spire Global, Inc.

8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia

stockadmin@spire.com

Terms not otherwise defined herein will have the meaning set forth in Exhibit A to this Election Form.

I understand that my Election Form will become irrevocable as of the Election Deadline.

I.	Personal Information

(Please print)

Participant Name: _____________________________ (the “Participant”)

II.	Election Regarding Cash Retainers

(You should complete this Section II only if you wish to have cash retainer fees otherwise payable to you under the Company’s Outside Director Compensation Policy (the “Policy”) instead paid to you in the form of shares of the Company’s Class A common stock or nonstatutory stock options.)

I elect to receive any cash retainer fees that may be payable to me quarterly in arrears for Board services I perform during the Elected Fiscal Year (the “Cash Retainers”) in accordance with the Policy as set forth below: (Please check box below to specify your election.)

☐	100% Retainer Award – The Cash Retainers will be payable entirely as Retainer Awards.
•

In the event that I do not elect to receive my Annual Award as a nonstatutory stock option under Section III below, any of my Retainer Awards for the Elected Fiscal Year will be in the form of shares of the Company’s Class A common stock granted under the Plan (“Retainer Stock”).

•

Alternatively, if I elect to receive my Annual Award (as defined in the Policy) as a nonstatutory stock option under Section III below, then any of my Retainer Awards for the Elected Fiscal Year will be in the form of a nonstatutory stock option (referred to in the Policy as a “Retainer Option”) and not as Restricted Stock.

NOTE: If you do not make the above election as to the form of your Cash Retainers, any of your Cash Retainers for the Elected Fiscal Year will be payable 100% in cash.

Any Retainer Awards that are granted to you in accordance with your timely election set forth in this Section II will be 100% vested on the applicable Retainer Award’s date of grant. The number of Shares subject to any Retainer Award you will receive in lieu of the Cash Retainers will be determined in accordance with the Policy. The Retainer Awards otherwise will be subject to the terms and conditions of the Policy and the Plan and applicable Award Agreement thereunder.

III.	Election Regarding Form Of Annual Award

(You should complete this Section III only if you wish to have your annual Company equity award under the Company’s Outside Director Compensation Policy granted to you in the form of stock options instead of restricted stock units.)

I elect to receive any automatic, annual Company equity award that may be granted to me at the Company’s Annual Stockholder’s Meeting for the Elected Fiscal Year (referred to in the Policy as an “Annual Award”) in accordance with the Policy as follows:

☐

100% Stock Options – Any Annual Award for the Elected Fiscal Year will be granted to me solely in the form of a nonstatutory stock option to purchase that number of shares of Company Class A common stock as set forth in the Policy at the time of the Annual Award’s grant (“Annual Option”).

•

If I elect to receive my Annual Award as an Annual Option under this Section III, then to the extent I also elect to receive Retainer Awards under Section II above, any such Retainer Awards will be granted as Retainer Options. (The treatment under the foregoing sentence is automatic. This Election Form does not permit an election to receive an Annual Award as an Annual Option but a Retainer Award as Retainer Stock for the Elected Fiscal Year.)

NOTE: If you do not make the above election as to the form of your Annual Award, your Annual Award for the Elected Fiscal Year (if any) will be granted in the form of 100% Restricted Stock Units.

IV.	Participant Acknowledgements and Signature

A.	I agree to all of the terms and conditions of this Election Form.

B.

I understand and agree that any Retainer Award will be granted only after I have performed Board services for the entire applicable fiscal quarter of the Company during the Elected Fiscal Year (except in the case of a Change in Control, as described in the Policy), and that I must be an Outside Director on the grant date of the Retainer Award in order to receive such Retainer Award. If for any reason my status as an Outside Director ceases before the grant date of any Retainer Award, I will not receive any Retainer Award for my services provided in such Company fiscal quarter for which the Retainer Award otherwise would have been granted.

C.	I acknowledge that I have received and read a copy of the Policy, the Plan, and the Plan’s prospectus, and that I am familiar with the terms and provisions of the Policy and the Plan.

D.

I agree to the right of the Administrator to amend or terminate this election at any time and for any reason, with or without notice; provided that such termination or amendment is performed in compliance with Section 409A (as determined by Company legal counsel in its sole and absolute discretion).

E.

I understand that Retainer Stock will be taxable as ordinary income in the year granted. I agree and understand that the Company does not guarantee in any way whatsoever the tax treatment of any payments made under the Policy or this Election Form. I will be responsible for all taxes and any other costs owed with respect to any payments made and any income or gain recognized with respect to any of my Retainer Awards and Annual Award.

F.	I understand, acknowledge and agree that the Administrator has the discretion to make all determinations and decisions regarding any elections set forth on this Election Form.

G.

I understand that this Election Form and any elections made hereunder are intended to comply with the requirements of Section 409A so that none of the Retainer Awards and Annual Award will be subject to the tax acceleration and additional penalty taxes imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. If applicable, I understand that I am solely responsible for any accelerated income taxes and additional taxes, tax penalties and interest imposed by, or other costs incurred as a result of, Section 409A.

H.

I also understand that this Election Form and the elections made hereunder in all respects will be subject to the terms and conditions of the Policy and the Plan, as applicable. Should any inconsistency exist between this Election Form, the Policy, the Plan, the Award Agreement under which any Retainer Awards or Annual Award (as applicable) were granted, and/or any applicable law, then the provisions of either the applicable law (including, but not limited to, Section 409A) or the Plan will control, with the Plan subordinated to the applicable law, and the Award Agreement and the Policy subordinated to this Election Form.

By signing this Election Form, I authorize the implementation of the above election. I understand that any election is irrevocable as of the Election Deadline and may not be changed in the future, except in accordance with the requirements of Section 409A and the procedures set forth in the Policy or as specified by the Administrator.

Signed: __________________________	Date: _________________, _______
Participant

Agreed to and accepted:

SPIRE GLOBAL, INC.

By: ______________________________	Date: _________________, _______

IMPORTANT DEADLINE: Please remember that if you wish to make any election set forth in this Election Form, then the properly completed Election Form must be signed by you and returned before the Election Deadline to the Stock Administration Department, Spire Global, Inc., 8000 Towers Crescent Drive, Suite 1100, Vienna, Virginia, or stockadmin@spire.com.

EXHIBIT A

DEFINITIONS

“Administrator” means the Board or the Compensation Committee of the Board, as applicable.

“Award Agreement” means that written agreement between the Participant and the Company evidencing a Retainer Award or Annual Award, as applicable.

“Board” means the Board of Directors of the Company, as from time to time constituted.

“Change in Control” has the meaning ascribed to such term under the Plan.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section, any valid regulation or other Treasury Department or Internal Revenue Service guidance promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

“Outside Director” has the meaning ascribed to such term under the Plan.

“Plan” means the Company’s 2021 Equity Incentive Plan, as may be amended from time to time.

“Section 409A” means Section 409A of the Code.